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
                                             BALDWIN & LYONS, INC.

                                             FORM 10-Q, EXHIBIT 11

                                        COMPUTATION OF EARNINGS PER SHARE


                                              THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                    JUNE 30                             JUNE 30
                                      ----------------------------------   ----------------------------------
                                            2007              2006               2007              2006
                                      ----------------  ----------------   ----------------  ----------------
BASIC:
   Average number of shares
      outstanding                          15,146,926        14,979,396         15,142,039        14,892,523
                                      ================  ================   ================  ================

      Net Income                          $14,791,470        $5,426,984        $23,002,710       $16,983,144
                                      ================  ================   ================  ================

      Per share amount                          $ .98             $ .36             $ 1.52            $ 1.14
                                      ================  ================   ================  ================


DILUTED:
   Average number of shares
      outstanding                          15,146,926        14,979,396         15,142,039        14,892,523
   Dilutive stock options--based on
      treasury stock method using
      average market price                     18,354            43,131             19,313            61,262
                                      ----------------  ----------------   ----------------  ----------------

      Totals                               15,165,280        15,022,527         15,161,352        14,953,785
                                      ================  ================   ================  ================

      Net Income                          $14,791,470        $5,426,984        $23,002,710       $16,983,144
                                      ================  ================   ================  ================

      Per share amount                          $ .98             $ .36             $ 1.52            $ 1.14
                                      ================  ================   ================  ================

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